As filed with the Securities and Exchange Commission on April 10, 2015     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	42-1491350
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2503 South Loop Drive
Ames, IA 50010
(515) 296-5555
(Address of principal executive offices)

2009 Equity Incentive Plan, as amended
2010 Non-Employee Directors' Stock Aware Plan, as amended
2010 Employee Stock Purchase Plan, as amended
(Full title of the plans)
CHARLES J. LINK, JR.
Chief Executive Officer
NewLink Genetics Corporation
2503 South Loop Drive
Ames, IA 50010
(515) 296-5555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. T. Linfield, Esq.
Cooley LLP
380 Interlocken Crescent, Suite 900
Broomfield, CO 80021
(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,533,215 shares	$52.72	$133,551,094.80	$15,518.64

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock (the “Common Stock”) on February 27, 2015 as reported on the NASDAQ Global Market.

The chart below details the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, reserved for future issuance under the 2009 Equity Incentive Plan	2,185,595	$52.72	$115,224,568.40	$13,389.09
Common Stock, par value $0.01 per share, reserved for future issuance under the 2010 Non-Employee Directors’ Stock Award Plan	161,905	$52.72	8,535,631.60	991.84
Common Stock, par value $0.01 per share, reserved for future issuance under the 2010 Employee Stock Purchase Plan	185,715	$52.72	9,790,894.80	1,137.70
Total	2,533,215		$133,551,094.80	$15,518.64

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 2,185,595 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2009 Equity Incentive Plan; (ii) 161,905 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2010 Non-Employee Directors’ Stock Award Plan; and (iii) 185,715 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2010 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-178032
The contents of Registration Statement on Form S-8 No. 333-178032 filed with the Securities and Exchange Commission on November 17, 2011 are incorporated by reference herein.
EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	8-K	11/18/2011	3.1
4.2	Certificate of Amendment to Restated Certificate of Incorporation	8-K	5/14/2013	3.1
4.3	Amended and Restated Bylaws	8-K	11/18/2011	3.2
4.4	Form of Common Stock Certificate of the Registrant	S-1/A	10/26/2011	4.1
5.1	Opinion of Cooley LLP				X
23.1	Consent of KPMG LLP, independent registered public accounting firm				X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (see signature page of this registration statement)				X
99.1	2009 Equity Incentive Plan As Amended	S-1	12/21/2010	10.6
99.2	2010 Non-Employee Directors' Stock Award Plan As Amended	10-Q	8/5/2014	10.3
99.3	2010 Employee Stock Purchase Plan As Amended	8-K	5/14/2013	10.2

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on April 10, 2015.
NewLink Genetics Corporation
By:    /s/Charles J. Link
Charles J. Link, Jr., M.D.
Chief Executive Officer, Chairman of the Board

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Charles Link, Jr. and John B. Henneman, III and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Charles J. Link Charles J. Link, Jr.	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	April 10, 2015
/s/John B. Henneman, III John B. Henneman, III	Chief Financial Officer and Secretary (Principal Financial Officer)	April 10, 2015
/s/Carl W. Langren Carl W. Langren	Vice President, Finance (Principal Accounting Officer)	April 10, 2015
/s/Thomas A. Raffin Thomas A. Raffin	Director	April 10, 2015
/s/Ernest J. Talarico Ernest J. Talarico, III	Director	April 10, 2015
/s/Lota Zoth Lota Zoth	Director	April 10, 2015
/s/Joseph Saluri Joseph Saluri	Director	April 10, 2015
/s/Paul R. Edick Paul R. Edick	Director	April 10, 2015

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	8-K	11/18/2011	3.1
4.2	Certificate of Amendment to Restated Certificate of Incorporation	8-K	5/14/2013	3.1
4.3	Amended and Restated Bylaws	8-K	11/18/2011	3.2
4.4	Form of Common Stock Certificate of the Registrant	S-1/A	10/26/2011	4.1
5.1	Opinion of Cooley LLP				X
23.1	Consent of KPMG LLP, independent registered public accounting firm				X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (see signature page of this registration statement)				X
99.1	2009 Equity Incentive Plan As Amended	S-1	12/21/2010	10.6
99.2	2010 Non-Employee Directors' Stock Award Plan As Amended	10-Q	8/5/2014	10.3
99.3	2010 Employee Stock Purchase Plan As Amended	8-K	5/14/2013	10.2